Exhibit 99.1

RLJ ENTERTAINMENT ANNOUNCES CAPITAL RESTRUCTURE AND REPORTS PRELIMINARY FINANCIAL RESULTS FOR THE FOURTH QUARTER AND FULL YEAR ENDED DECEMBER 31, 2014

Chairman of the Board and Largest Shareholder Robert L. Johnson Invests $15 Million in Private Placement

SILVER SPRING, MD – April 16, 2015 – RLJ Entertainment Inc., (“RLJ Entertainment” or “the Company”) (NASDAQ: RLJE), today announced that its Chairman and largest shareholder, Robert L. Johnson, has purchased 15,000 shares of Bridge Preferred Stock for $15.0 million in cash.  The issuance of shares to Mr. Johnson was approved by a special committee of the board of directors composed of three independent directors, and the special committee was advised with respect to the transaction by special independent counsel selected by the committee. $10 million of net proceeds were used by the Company to reduce its senior debt and the net balance will be used for working capital purposes.

The company also announced its preliminary results for the fourth quarter and full year ended December 31, 2014 in advance of the full release of their audited financials, which are expected to be filed with the SEC by next week.

RLJ Entertainment is a creator, owner and distributor of media content across digital, broadcast and physical platforms. The Company leverages its branding expertise, access to content and direct to consumer skills to optimize the value of its programs for distinct audiences.

RLJ Entertainment is focused on driving growth through the development of interest-based entertainment services for targeted audiences in niche genres including British drama and mystery, urban, action/thriller, and fitness, by using new technologies to deliver that content to consumers.

Robert L. Johnson, Chairman of RLJ Entertainment stated, “My completion of the private purchase underscores my confidence in the management team and my commitment to the future of the business. During the year, despite liquidity constraints, we made strong progress in developing a solid platform and distribution strategy to offer exciting new entertainment content to underserved and passionate audiences. I am pleased with management’s disciplined efforts to contain costs while making strategic investments in content that will support our growth in the future. These actions, alongside an improved balance sheet and an increasing appetite by consumers for distinct entertainment content, make us excited about the value of our unique content library, and the role RLJ Entertainment will play in the expanding digital media industry.”

Miguel Penella, Chief Executive Officer of RLJ Entertainment, commented, “I am excited about the financial commitment and continued support from our Chairman, Mr. Johnson. Over the past year, we have made great advancements towards improving our operations. The company has brought in new equity, restructured its capital structure and dramatically delevered its balance sheet and lowered its interest expense. In addition, we have pursued cost containment initiatives during the year resulted in a $4.9 million reduction in SG&A; we allocated content investments to titles with strong strategic and economic value; and we successfully launched two new proprietary digital channels, UMC and Acacia TV.  Acorn TV, our high-quality British mystery and drama digital channel continued to perform exceptionally well in 2014 and has reached over 130,000 paid subscribers.  These efforts, along with Mr. Johnson’s financial commitment are an important first step towards helping us strengthen our balance sheet and overall cash position. We continue to actively explore additional options with our lenders that we believe will better enhance our liquidity position.

“Beyond addressing the balance sheet, as we look ahead to the remainder of 2015, we are focused on four key areas. These include the acquisition of long-term and exclusive broad exploitation rights for content across key genres, the production and purchase of new intellectual property rights, the expansion of content offerings on current and emerging digital platforms and the expansion of our international distribution footprint. Ultimately, we are confident that these initiatives will position the business for growth in the quarters and years ahead.”

Preliminary Financial Results for the Three and Twelve Months Ended December 31, 2014

Revenue for the three months ended December 31, 2014 decreased $19.3 million or 33.5% compared to the three months ended December 30, 2013. The decrease in revenue was primarily due to a decline in the US Wholesale segment as a result of the termination of a feature-film output deal.  Excluding the impact of the terminated output deal, US Wholesale segment revenue declined 27.6% year over year to $19.8 million due to number and timing of several feature film title releases in the fourth quarter of 2013 that did not have a comparable release in the fourth quarter of 2014.

Revenue for the year ended December 31, 2014 decreased $27.1 million when compared to year ended December 31, 2013. The decrease in revenue was primarily due to a decline of $24.3 million in revenue within the Company’s Wholesale segment revenues generated in the U.S., which was $77.1 million and $101.4 million for the years ended December 31, 2014 and 2013, respectively. This decline is primarily attributed to the revenues related to the terminated output deal which were negative revenues of $1.1 million for 2014 compared to $21.9 million in 2013. Excluding the impact of the terminated output deal, Wholesale segment revenue decreased by 1.0% or $1.0 million year-over-year.

Revenue from the Company’s Direct-to-Consumer segment decreased $3.9 million when comparing the year ended December 31, 2014 to 2013. The decrease in revenue in the Direct-to-Consumer segment was due to lower catalog sales of $7.5 million as a result of reduced circulation and increased backorders, which were due to customer orders not shipping during the year due to limited availability of cash to replenish inventory levels. The Company’s Direct-to-Consumer revenues benefited from revenue growth from the proprietary SVOD channels, primarily Acorn TV, which generated revenue of $4.1 million in 2014 compared to $488,000 in 2013. The increased revenue is primarily attributable to an increase in Acorn TV’s paying subscribers to 118,000 at December 31, 2014 from 57,000 at December 31, 2013. During 2014, the Company launched two additional proprietary SVOD channels, Acacia and UMC. Currently, revenues from these newly launched channels are immaterial, but the Company expects the revenues from these SVOD channels to increase in future years. The Company is continually rolling-out new content on its digital channels, which it believes is a key factor in attracting new subscribers for all of its channels.

IP licensing segment revenue for the year ended December 31, 2014 increased by $733,000 when compared to the same period in 2013. This increase is attributable to increased broadcast revenue for the current season of Foyle’s War released in 2014, as compared to the prior season. Also included within the IP Licensing segment is the Company’s 64% majority interest in Agatha Christie Limited (“ACL”). As ACL is not a consolidated entity, the Company does not report any revenues from ACL, but instead includes its share of ACL’s earnings, including revenues, within “equity earnings in affiliate” within its consolidated financial statements.

SG&A decreased by $2.0 million to $14.6 million for the three months ended December 31, 2014, compared to the same period in 2013. The decrease in SG&A is primarily related to the synergistic savings related to the combining of Acorn and Image legacy companies and the delay and reduced circulation of the Company’s Direct-to-Consumer segment’s catalog drops due to limited cash to support the segment when compared to the same period in 2013.

SG&A decreased by $4.9 million for the year ended December 31, 2014, compared to the same period in 2013. The decrease in SG&A is primarily related to the synergistic savings related to the combining of Acorn and Image legacy companies and the delay and reduced circulation of the Company’s Direct-to-Consumer segment’s mail-order catalogs due to limited cash when compared to the same periods in 2013. Most of the Company’s integration efforts were conducted during 2013, yet integration of the combined businesses continued into 2014. During 2014 and 2013, the Company incurred severance charges of $548,000 and $2.4 million, respectively.

The Company’s net loss for the comparable quarters ended December 31, 2014 and 2013, improved by $2.1 million to breakeven. For the year, the company generated a net loss of $20.1 million versus a net loss of $31.1 million in 2013.

Adjusted EBITDA decreased by $6.4 million to $6.1 million for the three months ended December 31, 2014 compared to the same period in 2013 and decreased by $4.7 million to $9.0 million for twelve months ended December 31, 2014. The decreases in the three and twelve-month periods ended December 31, 2014 were primarily the result of the loss of Adjusted EBITDA realized in the third quarter of 2013 from content sold pursuant to the terminated feature-film output deal. The Company’s ability to continue to improve its Adjusted EBITDA is contingent on its ability to generate sufficient cash flow to invest in content to grow the business.

Adjusted EBITDA is a non-GAAP financial measure. See the table on the following pages for reconciliation to U.S. GAAP.

The Company understands that it is likely that its audited consolidated financial statements for the fiscal year ended December 31, 2014 will contain an audit opinion from its independent public accounting firm including explanatory language stating a going concern qualification resulting from the Company’s need for external financing to continue its business for the next twelve months. The Company believes that the sale of $15 million of Bridge Preferred Stock and the debt amendments described in this release plus its efforts to privately place convertible preferred stock will substantially assist in mitigating this concern.

Private Placement Transaction

On April 15, 2015, the Company sold to Mr. Johnson in a private transaction 15,000 shares of Bridge Preferred Stock for $15,000,000 in cash. In addition, Mr. Johnson agreed, if the Company issues convertible preferred stock to a third party investor within the next 60 days, that he will exchange his shares of Bridge Preferred Stock for the same amount of convertible preferred stock and would receive the same rights and benefits as the other investors in the convertible preferred stock, including the issuance of warrants.

Concurrent with the sale to Mr. Johnson, the Company also entered into an amendment to its senior credit facility and a note amendment agreement with the holders of its subordinated notes. The lenders under the senior credit facility, upon the receipt of a $10 million payment and the payment of certain fees and expenses, granted a waiver with respect to defaults caused by, or that would be caused by, the breach of certain financial covenants and the inclusion of a going concern qualification in the Company’s 2014 annual consolidated financial statements. They also modified the interest rate under the facility to equal LIBOR plus 10.64% and modified certain financial covenants.

The holders of the subordinated notes agreed to convert 50% of the outstanding balance under the subordinated notes into convertible preferred stock on the same terms as Mr. Johnson.  They also amended the subordinated notes to (a) change the interest rate on the notes from 12.0% to 1.5% per annum for the 24-month period commencing on January 1, 2015 and 12% per annum thereafter and (b) provide that 45% of the interest will be payable in cash and the remainder of the accrued interest will be payable in the form of additional subordinated notes.

Additional information with respect to the sale of preferred stock and the debt modifications is set forth in a Current Report on Form 8-K being filed today by the Company with the Securities Exchange Commission.

Cautionary Statement about Preliminary Results
The financial results and other financial data presented in this press release are preliminary, based upon the Company's estimates and subject to completion of the Company's final financial closing procedures. Moreover, this data has been prepared on the basis of currently available information. The Company's independent auditor has not audited or reviewed, and does not express an opinion with respect to, this data. This data does not constitute a comprehensive statement of the Company's financial results for the year ended December 31, 2014, and the Company's final results could differ materially from these preliminary results. In particular, the Company continues to prepare and evaluate information related to goodwill impairment and its ability to operate as a going concern and to provide such information to its auditor for the purposes of its audit of the Company's financial statements for the year ended December 31, 2014.

RLJ Entertainment, Inc. (NASDAQ: RLJE) is a premier independent owner, developer, licensee, and distributor of entertainment content and programming in primarily North America, the United Kingdom, and Australia. RLJE is a leader in numerous genres via its owned and distributed brands such as Acorn (British TV), Image (feature films, stand-up comedy), UMC (urban), Acacia (fitness), Athena (documentaries), and Madacy (gift sets). These titles are distributed in multiple formats including broadcast television (including satellite and cable), theatrical and non-theatrical, DVD, Blu-Ray, digital download, and digital streaming.

Via its relationship with Agatha Christie Limited, a company that RLJE owns 64% of, RLJE manages the intellectual property and publishing rights to some of the greatest works of mystery fiction, including stories of the iconic sleuths Miss Marple and Poirot. RLJE also owns all rights to the hit UK mystery series Foyle’s War.

RLJE leverages its management experience to acquire, distribute and monetize existing and original content for its many distribution channels, including its branded digital subscription channels, Acorn TV, Acacia TV, and UMC, and engages distinct audiences with programming that appeals directly to their unique viewing interests. Through its proprietary e-commerce web sites and print catalogs for the Acorn and Acacia brands, RLJE has direct contacts and billing relationships with millions of consumers. For more information visit: www.rljentertainment.com

Forward Looking Statements

This press release may include “forward looking statements” within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Other than statements of historical fact, all statements made in this press release are forward-looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future results and condition. In some cases, forward-looking statements may be identified by words such as “will,” “should,” “could,” “may,” “might,” “expect,” “plan,” “possible,” “potential,” “predict,” “anticipate,” “believe,” “estimate,” “continue,” “future,” “intend,” “project” or similar words.

Forward-looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions. Factors that might cause such differences include, but are not limited to:

▪	Our financial performance, including our ability to achieve revenue growth and Adjusted EBITDA or realize synergies;
▪	The effects of limited cash liquidity on operational growth;
▪	Our ability to satisfy financial ratios;
▪	Our ability to raise additional equity capital;
▪	Our ability to fund planned capital expenditures and development efforts;
▪	Our inability to gauge and predict the commercial success of our programming;
▪	Our ability to estimate sales returns;
▪	The ability of our officers and directors to generate a number of potential investment opportunities;
▪	Our ability to maintain relationships with customers, employees, suppliers and lessors;
▪	Delays in the release of new titles or other content;
▪	The effects of disruptions in our supply chain;
▪	The loss of key personnel;
▪	Our public securities’ limited liquidity and trading; or
▪	Our ability to continue to meet the NASDAQ Capital Market continuing listing standards.

You should carefully consider and evaluate all of the information in this press release, including the risk factors listed above and in our Form 10-K filed with the Securities Exchange Commission (or SEC), including “Item 1A. Risk Factors.” If any of these risks occur, our business, results of operations, and financial condition could be harmed, the price of our common stock could decline and you may lose all or part of your investment, and future events and circumstances could differ significantly from those anticipated in the forward-looking statements contained in this press release. Unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any such forward-looking statements that may reflect events or circumstances occurring after the date of this press release.

Readers are referred to the most recent reports filed with the SEC by RLJ Entertainment. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Sloane & Company
Erica Bartsch, 212-446-1875

Traci Otey Blunt, 301-830-6204
RLJ Entertainment, Inc.
tblunt@rljentertainment.com

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RLJ ENTERTAINMENT, INC.

UNAUDITED ADJUSTED EBITDA

Years ended December 31, 2014 and 2013

We define “Adjusted EBITDA” as adjusted earnings before income tax, depreciation, amortization, cash investment in content, interest expense, transaction and severance costs, warrants and stock-based compensation. Management believes Adjusted EBITDA to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations because it removes material noncash items that allows investors to analyze the operating performance of the business using the same metric management uses. The exclusion of noncash items better reflects our ability to make investments in the business and meet obligations. Presentation of Adjusted EBITDA is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. We use this measure to assess operating results and performance of its business, perform analytical comparisons, identify strategies to improve performance and allocate resources to its business segments. While management considers Adjusted EBITDA to be important measures of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with U.S. GAAP. Not all companies calculate Adjusted EBITDA in the same manner and the measure as presented may not be comparable to similarly-titled measures presented by other companies.

The following table includes the reconciliation of our consolidated Adjusted EBITDA to consolidated U.S. GAAP net loss:

	Years Ended December 31,
(In thousands)	2014	2013

Net loss	$(20,092)	$(31,077)

Amortization of content	57,876	75,345
Cash investment in content	(44,611)	(50,239)
Depreciation and amortization	5,694	6,174
Interest expense	9,459	8,279
Loss on extinguishment of debt	1,457	—
Goodwill impairment	981	—
Provision for income tax	399	2,201
Severance	548	2,369
Warrant liability fair value adjustment	(3,522)	(201)
Stock-based compensation	769	805

Adjusted EBITDA, with the terminated output deal included	8,959	13,656

Less terminated output deal	3,009	(442)

Adjusted EBITDA, without the terminated output deal	$11,968	$13,214